Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 28, 2025 (except for the “Remaining Performance Obligations” included in Note 2, as to which the date is February 17, 2026), with respect to the consolidated financial statements, and our report dated August 28, 2025 (except for the material weaknesses described in the third paragraph, as to which the date is February 17, 2026) with respect to the internal control over financial reporting, included in the Annual Report of Accuray Incorporated on Form 10-K/A for the year ended June 30, 2025. We consent to the incorporation by reference of said reports in the Registration Statements of Accuray Incorporated on Forms S-8 (File No. 333-291779, File No. 333-291191, File No. 333-283472, File No. 333-275804, File No. 333-268612, File No. 333-265330, File No. 333-255701, File No. 333-251038, File No. 333-236772, File No. 333-234412, File No. 333-228615, File No. 333-224547, File No. 333-220698, File No. 333-214833, File No. 333-213295, File No. 333-207865, File No. 333- 199997, File No. 333-174952, File No. 333-169139, File No. 333-166606, File No. 333-157120, File No. 333-141194, File No. 333-141195, File No. 333-141197) and Form S-3 (File No. 333-288998).

/s/ GRANT THORNTON LLP

San Jose, California

February 17, 2026